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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                    FORM 8-K

                    Current Report Under Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

Date of Report                     January 26, 2001
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                            CROGHAN BANCSHARES, INC.
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             (Exact name of registrant as specified in its charter)

                                     0-20159
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                            (Commission File Number)

              Ohio                                             31-1073048
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(State or other jurisdiction of                           (I.R.S. Employer
 incorporation or organization)                          Identification No.)

323 Croghan Street, Fremont, Ohio                                43420
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(Address of principal executive offices)                       (Zip Code)

                                 (419)-332-7301
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              (Registrant's telephone number, including area code)









This document contains 3 pages.


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Item 5 - Other Events

CROGHAN BANCSHARES, INC. ANNOUNCES ANNUAL EARNINGS

Fremont, Ohio     ---------January 26, 2001---------


Croghan Bancshares, Inc. reported that its consolidated net income for 2000 amounted to $3,569,000. This represented an increase of 13.7% as compared to the $3,138,000 earned during the same period in 1999. Net income per share amounted to $1.87 for 2000 as compared to $1.65 for the same period in 1999. Increases in loan volume, net interest margin, and non-interest income have been significant factors in the improvement.

The annual earnings in 2000 exceeded those of any previously recorded earnings in the Corporation's history for a twelve-month period. The Board of Directors approved a $.21 per share dividend payable on January 31, 2001. Dividends during 2000 have totaled $.82 per share which represent a 12.3 % increase over the same period one year ago.

Croghan Bancshares, Inc. is the parent holding company for The Croghan Colonial Bank which is headquartered in Fremont, Ohio.























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                                    Signature



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          CROGHAN BANCSHARES, INC.
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                                                 Registrant


Date:    January 26, 2001                 by:  /s/ Thomas Hite
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                                               Thomas F. Hite, President